Exhibit 99.2

Amendment of Second Amended and Restated By-Laws (effective March 25, 2020)

Article II, Section 1 of the Second Amended and Restated By-Laws of Greif, Inc. is deleted and the following provision is inserted in lieu thereof:

“Article II, Section 1. Number of Directors. Until changed in accordance with the provisions of Article IX, below, the number of Directors of the Corporation shall be ten (10).”